UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

BRAZIL FAST FOOD CORP.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

BRAZIL FAST FOOD CORP.

Rua Voluntários da Pátria, 89, 9º andar - Botafogo

CEP 22.270-010

Rio de Janeiro, Brazil

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on August 15, 2012

Dear Stockholders:

On Wednesday, August 15, 2012, Brazil Fast Food Corp. (the “Company”, “we”, “us”, or “our”) will hold its Annual Meeting of Stockholders (the “Annual Meeting”) at Rua Voluntários da Pátria, 89, 9º andar - Botafogo, CEP 22.270-010, Rio de Janeiro, Brazil. The meeting will begin at 9:00 a.m. local time. Only persons that own shares of our common stock, par value $0.0001 per share (the “Common Stock”), at the close of business on Friday, June 29, 2012 can vote at this meeting or any adjournment or postponement thereof.

At the meeting we plan to:

(1)	Reelect five (5) directors to serve for the ensuing year, in each case, or until his successor is duly elected and qualified; and

(2)	transact any other business as may properly come before the meeting or any adjournments or postponements thereof.

The Board of Directors is not aware of any other proposals for the 2012 Annual Meeting.

The Board of Directors recommends that you vote in favor of each of the director nominees identified in the proxy statement. Whether or not you plan to attend the meeting, please sign and date the enclosed proxy card, which is solicited by the Board of Directors, and promptly return it in the pre-addressed envelope provided for that purpose. You may revoke your proxy at any time before the meeting by giving written notice to such effect, by submitting a subsequently dated proxy, or by attending the meeting and voting in person.

Brazil Fast Food Corp.

/s/ LILIANNE BASTOS DE SÁ BORGES

Secretary

Rio de Janeiro, Brazil

July 13, 2012

IMPORTANT NOTICE

REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON AUGUST 15, 2012

The accompanying proxy statement and the 2011 Annual Report on Form 10-K are available at

http://www.proxyvote.com

YOUR VOTE IS IMPORTANT

PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY SO THAT YOUR VOTE MAY BE RECORDED AT THE MEETING IF YOU DO NOT ATTEND IN PERSON.

BRAZIL FAST FOOD CORP.

Rua Voluntários da Pátria, 89, 9º andar - Botafogo

CEP 22.270-010

Rio de Janeiro, RJ, Brazil

PROXY STATEMENT

INFORMATION ABOUT THE 2012 ANNUAL MEETING

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Brazil Fast Food Corp. for the Annual Meeting of Stockholders to be held on Wednesday, August 15, 2012, at 9:00 a.m. local time at Rua Voluntários da Pátria, 89, 9º andar - Botafogo, CEP 22.270-010, Rio de Janeiro, Brazil.

Unless otherwise specified, all references in this proxy statement to “R$” are to the Brazilian Real, the currency of Brazil, and to “$” are to United States dollars. On June 29, 2012, one Brazilian Real equaled $0.49760 United States dollars.

QUESTIONS AND ANSWERS ABOUT THE 2012 ANNUAL MEETING

Q.	Who Is Soliciting My Vote?

A.	This proxy solicitation is being made and paid for by Brazil Fast Food Corp. Proxies are being solicited by mail, and all expenses of preparing and soliciting such proxies will be paid by us. We have also arranged for reimbursement of brokerage houses, nominees, custodians, and fiduciaries for the forwarding of proxy materials to the beneficial owners of shares held of record.

Q.	When Was This Proxy Statement Mailed To Stockholders?

A.	This proxy statement and the accompanying proxy were first mailed to stockholders on or about July 13, 2012.

Q.	Who May Attend The Meeting And Vote?

A.	All persons who held shares of our Common Stock on the record date of June 29, 2012 (the “Record Date”) may attend the meeting and vote. The total number of shares of our Common Stock as of the close of business on the Record Date was 8,129,437. If your shares are held through a broker and you would like to attend the meeting, please bring a copy of your brokerage account statement or an omnibus proxy (which can be obtained from your broker), along with a valid government-issued photo identification and you will be permitted to attend the meeting.

Q.	On What Issues Am I Voting?

A.	You will be voting on the reelection of five (5) nominees to serve on our Board of Directors for the ensuing year.

Q.	For Whom Does The Board Of Directors Recommend I Cast My Vote?

A.	The Board of Directors recommends a vote “FOR” the reelection of each of the director nominees.

Q.	What If Unanticipated Business Arises At The Meeting?

A.	In the event that any other matter should come before the meeting, or any nominee should not be available for reelection, the persons named as proxy will have authority to vote your proxies; unless marked to the contrary, in their discretion as they deem advisable.

Q.	How Do I Vote?

A.	Sign and date your proxy card and return it in the prepaid envelope. If you return your signed proxy card but do not mark the box showing how you wish to vote, your shares will be voted “FOR” the reelection of each of the nominee directors.

Q.	What If My Shares Are Held Through A Bank Or Broker?

A.	Stockholders who hold their shares through a bank or broker may also be able to vote via the Internet if this option is offered by their bank or broker.

Q.	May I Revoke My Proxy?

A.	Any stockholder may revoke his or her proxy, whether (s)he votes by mail or via the Internet, if available, at any time before the meeting: (1) by written notice received by us at our address as set forth above to the attention of Lilianne Bastos de Sá Borges, our corporate Secretary, or (2) by delivery of a subsequently dated proxy, or (3) by attending the meeting and voting in person (although mere attendance at the meeting will not revoke your proxy).

Q.	Who Will Count The Votes?

A.	Representatives of Broadridge Investor Communications Services (“Broadridge”) will count the votes cast by proxy before the meeting. At the meeting, the Board of Directors will appoint two inspectors of elections (the “Inspectors of Elections”) who will count votes cast at the meeting, in person or by proxy. The Inspectors of Elections will also perform the final voting tabulation.

Q.	Is My Vote Confidential?

A.	Proxy cards, ballots, and voting tabulations that identify individual stockholders are mailed or returned directly to the communication services company and are handled in a manner that protects your voting privacy. Your vote will not be disclosed except as needed to permit Broadridge and the Inspectors of Elections to tabulate and certify the vote and as required by law. Additionally, all comments written on the proxy card or elsewhere will be forwarded to management.

Q.	How Many Shares Can Vote?

A.	Only persons who owned shares of our common stock as of the Record Date can vote at the 2012 Annual Meeting. The total number of our shares outstanding as of June 29, 2012 was 8,129,437. A list of persons entitled to vote at the meeting will be available for inspection by any stockholder at our offices located at: Rua Voluntários da Pátria, 89, 9º andar - Botafogo, CEP 22.270-010, Rio de Janeiro, Brazil, for a period of ten (10) days prior to the meeting and will also be available at the meeting itself.

Q.	What Is A Quorum?

A.	A majority of our Common Stock outstanding and entitled to vote on June 29, 2012, constitutes a quorum and must be present at the meeting, in person or by proxy, for the meeting to be held for the transaction of business. Directors will be elected by a plurality of the votes cast at the meeting. If you submit a properly executed proxy card, even if you abstain from voting, then you will be considered part of the quorum. Broker non-votes are abstentions by brokers who have proxies that do not have specific voting instructions from the beneficial owners of the shares they hold. Broker non-votes will be counted as part of the quorum. In the event that there are not sufficient votes for a quorum to approve or ratify any proposal at the time of our Annual Meeting, the Annual Meeting may be adjourned in order to permit the further solicitation of proxies.

Q.	How Will Voting On Any Other Business Be Conducted?

A.	We do not now know of any other business to be considered at the meeting other than the proposal described in this proxy statement. If any other business is presented at the Annual Meeting, your signed proxy card gives authority to Guillermo Hector Pisano, our Chairman of the Board of Directors, to vote on such matters in his discretion.

Q.	When Are Stockholder Proposals For The 2013 Annual Meeting Due?

A.	All stockholder proposals to be considered for inclusion in the proxy materials for our 2013 Annual Meeting must be submitted in writing to Lilianne Bastos de Sá Borges, our corporate Secretary, at Rua Voluntários da Pátria, 89, 9º andar - Botafogo, CEP 22.270-010, Rio de Janeiro, Brazil prior to February 13, 2013. Such proposals should be sent by certified or regular mail.

We must receive notice of any stockholder proposal to be submitted at the 2013 Annual Meeting of Stockholders (but not required to be included in our proxy statement) by February 13, 2013, or such proposal will be considered untimely pursuant to Rule 14a-4 and 14a-5(e) under the Securities Exchange Act of 1934, as amended, and the persons named in the proxies solicited by management may exercise discretionary voting authority with respect to such proposal.

BIOGRAPHICAL INFORMATION REGARDING DIRECTOR NOMINEES

AND EXECUTIVE OFFICERS

Directors

The following sets forth the members of our Board of Directors as of June 29, 2012, each of whom is a nominee for election as a director of our Company at the 2012 Annual Meeting. Certain biographical information regarding our directors is set forth below.

Name	Age	Position and Offices Presently Held	Director Since
Guillermo Héctor Pisano	73	Chairman	2002
Gilberto Tomazoni	52	Director	2010
Gustavo Alberto Villela Filho	65	Director	2007
Marcos Gouvêa de Souza	64	Director	2009
Marcos Rocha	48	Director	2009

Guillermo Héctor Pisano has served as one of our directors since 2002 and is currently the Chairman of the Board of Directors. Mr. Pisano was Vice President of UAP do Brasil, the Brazilian agency of the French Insurance Company, from 1988 to 1996, Chief Financial Officer of RACIMEC, a Brazilian Industrial Computer Society, from 1983 to 1988, and Chief Executive Officer of CGA do Brasil, a French manufacturer of automation technology, from 1978 to 1982. Mr. Pisano also held a variety of positions from 1965 to 1978 with Thomson CSF, which is a French communications and radar manufacturer, in Argentina and in Brazil, where he was also the Chief Financial Officer. Mr. Pisano is an electronics engineer and has a degree from the National University of Buenos Aires, and also holds a degree in administration and financial management from the Thomson CSF School of Business with a specialization in industrial and institutional organization.

Mr. Pisano’s many years of service on our board of directors and his service in varied executive positions with significant international companies allow him to provide valuable business, leadership and management advice to the board of directors.

Gilberto Tomazoni has served as one of our directors since 2010. Beginning his career as a design engineer in 1983, Mr. Tomazini has since developed a long and outstanding professional career at Sadia, one of the most important companies in the Brazilian food market. Mr. Tomazini served as Sadia’s CEO from 2005 to 2009. In 2009 he joined the Bunge Group, another important international company in the agribusiness and foods market, as Vice President of Foods & Ingredients. Mr. Tomazoni was trained as a mechanical engineer at the Federal University of Santa Catarina and has a degree in management development from the West University of SC. He also has completed several courses in Brazilian institutions and a course on total quality management in Japan. He is and has been a member of the board of directors of different companies, including Excelsior Alimentos (Chairman), KS (a joint venture between Kraft and Sadia), Concórdia Russia (a joint venture with Miratory which created a new plant in Kaliningrado), Sadia Chile, Sadia GMBH (a holding company for international investments) and the Chamber of Commerce and Industry Tourism of Brazil-Russia. Mr. Tomazoni was the CEO at Sadia Argentina and at Sadia International and he is a member of the International Advisory Council of the Fundação Dom Cabral, a Brazilian institution devoted to superior educational degrees. He is also a Superior Strategic Board Member of the Santa Catarina Industrial Federation.

Mr. Tomazoni’s familiarity with the Brazilian food markets, his long executive career and service on the boards of directors of major international companies allow him to bring key industry expertise to our board of directors.

Gustavo Alberto Villela Filho has served as one of our directors since 2007. Mr. Villela Filho is an associate of Villela e Kraemer Advogados, a Brazilian law firm. From 1978 to 1982, he held a variety of positions with COBEC — a Brazilian trading company, controlled by Banco do Brasil S.A., including serving as Chief Operational Officer and Chief Officer of the raw materials and manufactured products division. Mr. Villela Filho received a Bachelors of Law degree from the Rio de Janeiro State University, a Masters degree in Comparative Law from the Illinois University and a degree in Business Law from the CEPED — Center of Studies and Research in Law Teaching, a group of institutions formed by UEG, USAID, Fundação Ford and Fundação Getúlio Vargas.

Mr. Villela Filho’s past position as a Chief Operating Officer of COBEC, as well as his many years of experience practicing law, allow him to provide valuable insight to the board of directors, particularly as it relates to legal and operational matters.

Marcos Gouvêa de Souza has served as one of our directors since 2009. Mr. Gouvêa de Souza is the Associate Manager of GS&D, a Brazilian consulting company specializing in retail markets and consumers’ behavior and habits. For 18 years, he was an officer of several companies, including Lojas Arapuâ and Sears and Dillard’s. For the past eight years he has been a professor in the ESPM (Superior School of Publicity and Marketing) and in the Fundação Getulio Vargas São Paulo, School of Business Administration. Marcos Gouvêa is the author of several books, studies and publications on retail markets, franchise administration and brands and economics and marketing. Mr. Gouvêa de Souza has been awarded several prizes and distinctions, such as the “Jabuti Award” in 1994 and the Caboré Marketing Prize in 1988. Mr. de Souza has a degree from the São Paulo Business School (Getulio Vargas University) and from the ESPM and has an MBA in Business Administration from FGV University. He was also a member of the board of directors of different Brazilian associations, including, among others, the Brazilian Franchise Association, the Retail Development Institute of São Paulo and the Ebeltoft Group.

Mr. Gouvêa’s many years of service in officer positions with major public companies and his unique understanding of marketing and branding allow him to provide important expertise to the board of directors, particular as it relates to consumer behavior, marketing and sales.

Marcos Rocha has served as one of our directors since 2009. Mr. Rocha is currently the Chief Financial Officer of INVEPAR, a major infrastructure group in Brazil that operates toll roads and mass transportation. He is also a member of the board of directors of of Linha Amarela S.A., CART – Concessionaria Auto Raposo Tavares, Concessionaria Litoral Norte (toll road companies) and Metro - Rio (an operator of subway systems in the city of Rio de Janeiro). In the past Mr. Rocha held several financial and executive positions as officer in Shell Brasil, Cyanamid Quimica do Brasil, BrazilFast Food Corp, Sony Music Entertainment, Global Telecom, Horizon Telecom International , Sendas (a major Brazilian supermarket) and Globex (Ponto Frio - second largest household appliances retailer in Brazil). Mr. Rocha holds a degree in electronics engineering from IME(Militar School of Engineers), an MBA in Business Administration from PUC/RJ, and an MBA in Business Management from SDE/IBEMEC. Marcos Rocha is also a member of the board of directors of the NGO “Operacao Sorriso do Brasil” and a member of the IBEF (Brazilian Institute of Financial Officers).

Mr. Rocha’s extensive financial experience with major companies and his service on the boards of an investment institution and retail companies gives him a deep understanding of the financial and investment matters of a public company.

Board Independence

In 2011, the Board had determined that the following directors are deemed “independent” pursuant to Nasdaq Rule 5605(a)(2) (even though the Company’s securities are not listed on the Nasdaq exchange market): Guillermo Héctor Pisano, Gilberto Tomazoni, Gustavo Alberto Villela Filho, Marcos Rocha and Marcos Gouvêa de Souza.

Executive Officers

Below is biographical information for our Chief Executive Officer and Chief Financial Officer, Mr. Ricardo Figueiredo Bomeny, who is not a nominee for director.

Ricardo Figueiredo Bomeny, 42, has been our Chief Executive Officer since January 2003 and our Chief Financial Officer since 2002. Prior to that date and beginning in 1991, Mr. Bomeny held several positions with us, including acting as our Chief Operating Officer. Mr. Bomeny has also worked for other companies in the fast food industry that operate in Brazil. Mr. Bomeny holds a degree in Business Administration from Candido Mendes University, Rio de Janeiro, an MBA in Corporate Finance from IBMEC, Rio de Janeiro, an MBA in Retail Trade from IBMEC, Rio de Janeiro and a post graduate Certificate in Marketing from PUC University, Rio de Janeiro. Ricardo Figueiredo Bomeny is the son of José Ricardo Bousquet Bomeny and the brother of Gustavo Figueiredo Bomeny.

Family Relationships

There are no familial relationships between our directors and executive officers.

PROPOSAL 1

ELECTION OF DIRECTORS

The Board of Directors currently consists of five (5) members. The Board of Directors has designated the persons named below as nominees for reelection as directors, for a term expiring at the 2013 annual meeting of stockholders.

Nominees For Director:

Guillermo Héctor Pisano

Gilberto Tomazoni

Gustavo Alberto Villela Filho

Marcos Gouvêa de Souza

Marcos Rocha

The holders of outstanding shares of our common stock are requested to vote only with respect to the five (5) nominees for director at the 2012 Annual Meeting and no more. The affirmative vote of a plurality of the votes cast by holders of outstanding shares of our common stock is required for the approval of the election of the directors. You may vote in favor of all the nominees or you may withhold your vote from any or all of the nominees. Brokers that do not receive instructions are not entitled to vote those shares with respect to the election of directors. Votes that are withheld with respect to this matter and broker non-votes will be excluded entirely from the vote and will have no effect, other than for purposes of determining a presence of the quorum.

The Board of Directors unanimously recommends a vote “FOR” the election of each of the nominees for director named above. Proxies executed and returned will be so voted unless contrary instructions are indicated thereon.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE MATTERS

The Board of Directors develops our business strategy, establishes our overall policies and standards, and reviews the performance of management in executing our business strategy and implementing our policies and standards. We keep directors informed of our operations at meetings and through reports and analyses presented to the Board of Directors and committees of the Board. Significant communications between the directors and management also occur apart from meetings of the Board of Directors and committees of the Board.

The Board of Directors has no policy regarding the need to separate or combine the offices of Chairman of the Board and Chief Executive Officer and instead the Board of Directors remains free to make this determination from time to time in a manner that seems most appropriate for the Company. Currently, the Company does not combine the positions of Chief Executive Officer and Chairman of the Board of Directors. Our Chairman of the Board is Guillermo Héctor Pisano. Mr. Pisano has no responsibilities as a principal executive officer with our Company.

Currently, the Company has not designated a lead independent director and executive sessions of the Board of Directors are presided over by the Chairman of the Board having authority over the subject matter discussed at the executive session, as appropriate. We believe this leadership structure is appropriate based on the Company’s size and characteristics and its commitment to a strong, independent Board of Directors, exemplified by five out of five of its directors being deemed independent directors under applicable Nasdaq corporate governance rules.

Role of the Board of Directors; Risk Management

Our Board of Directors plays an active role in overseeing management and representing the interests of stockholders. Management, which is responsible for day-to-day risk management, conducts a risk assessment of our business annually. The risk assessment process is global in nature and has been developed to identify and assess our risks, including the nature of the risk, as well as to identify steps to mitigate and manage each risk. Oversight responsibility for each risk is allocated among the full Board of Directors and its committees, and specific Board of Directors and committee agendas are developed accordingly.

Meetings and Committees of the Board of Directors

The Board of Directors held seven (7) meetings during the year ended December 31, 2011, and each of our directors attended all of those meetings. The Board of Directors has two standing committees, the Audit Committee and the Compensation Committee. The Board of Directors does not have a standing nominating committee. The Board of Directors believes that questions regarding the nomination of directors are better addressed by the Board of Directors as a whole. Therefore, our Board fulfills the duties of a standing nominating committee, which include:

•	seeking and considering qualified candidates for election as directors;

•	approving the appointment of each of our executive officers;

•	periodically preparing and adopting new criteria for director nominees;

•	reviewing matters involving our corporate governance;

•	annually preparing a list of nominees for each committee of the Board; and

•	annually facilitating an assessment of each director’s performance without such director’s participation in the assessment.

Audit Committee. The Audit Committee of our Board of Directors monitors the integrity of the financial statements produced by management, as well as periodic financial reports, Management’s Discussion and

Analysis reports and the earnings news releases, and is charged with the review of the activities of our independent auditors, including, but not limited to, establishing our audit policies, selecting or removing our independent auditors and overseeing the engagement of our independent auditors. The Audit Committee is comprised of Mr. Pisano and Mr. Rocha and uses Mr. Montanini, a former director, as a permanent consultant. The Audit Committee held five (5) meetings during the year ended December 31, 2011 with Mr. Rocha absent from two (2) meetings and Mr. Pisano absent from one (1) meeting.

We are not a “listed company” under SEC rules, nor list our securities on a major national securities exchange. Therefore, our Audit Committee is not required to be made up of “independent” directors, nor are we required to have an audit committee charter. We also are not required to have an “audit committee financial expert” on our Audit Committee. Nevertheless, our Board of Directors has determined in 2011 that each of the members of our Audit Committee, which consists of Mr. Pisano and Mr. Rocha, is both an “independent” director” pursuant to Nasdaq Rule 5605(a)(2) (even though the Company’s securities are not listed on the Nasdaq exchange market) and is able to read and understand fundamental financial statements and has substantial business experience that results in each member’s financial sophistication. Accordingly, our Board of Directors believes that each of the members of the Audit Committee has the sufficient knowledge and experience necessary to fulfill the duties and obligation that a member of an Audit Committee should have. We presently do not have a formal written audit committee charter.

Compensation Committee. The Compensation Committee of our Board of Directors reviews, evaluates and recommends appropriate compensation plans and programs for our directors, executives officers and key employees with the goals that such compensation will be competitive within the industry to attract and retain high-performing directors and employees and to be aligned with the Company’s long-term interests and with its business mission and strategy. The Compensation Committee, which is currently composed of Messrs. Gouvêa de Souza, Villela Filho and Pisano, held three (3) meetings during the year ended December 31, 2011 with all of its members in attendance. We presently do not have a formal written compensation committee charter.

Compensation Committee Interlocks and Insider Participation

None of the members of our Compensation Committee served as an officer or an employee of the Company or any of its subsidiaries during the fiscal year ended on December 31, 2011. There was no material transaction between us and any of the members of the Compensation Committee during the fiscal year ended December 31, 2011.

EXECUTIVE OFFICER COMPENSATION

Description of Executive Officer Compensation

This section describes the material elements of compensation awarded to, earned by or paid to the individual who served as our principal executive officer and our principal financial officer during fiscal 2011. Mr. Bomeny, our Chief Executive Officer and Chief Financial Officer, is the individual listed in the “2011 Summary Compensation Table” below and is referred to as the “Named Executive Officer.”

Our executive compensation program is determined and proposed by our Compensation Committee and are approved by our Board of Directors. The Named Executive Officer is not a member of the Compensation Committee nor did he have any role in determining the compensation of the Named Executive Officer.

Executive Officer Compensation Program Overview and Philosophy

The Compensation Committee conducts an annual review of our executive compensations program to ensure that:

•

the program is designed to achieve our goals of promoting financial and operational success by attracting, motivating and facilitating the retention of key employees with outstanding talent and ability;

•	the programs adequately rewards individual performance, which is tied to company performance and creating stockholder value;

•	the program aligns the interests of executive officers with the long-term interests of our stockholders; and

•	the program provides compensation reasonably comparable to that offered by other companies in the same industry.

Our compensation program is designed to encourage and balance the attainment of short-term operational goals, as well as the implementation and realization of long-term strategic initiatives. As greater responsibilities are assumed by executive officers, a larger portion of compensation is “at risk”.

This philosophy is intended to apply to all of our executive officers and management, including Ricardo Figueiredo Bomeny, our Chief Executive Officer and Chief Financial Officer.

In structuring executive compensation packages, the Compensation Committee considers how each component promotes retention and/or motivates performance by the executive. Base salaries, perquisites and personal benefits, and severance and other termination benefits are primarily intended to attract and retain highly qualified executives. We believe that in order to attract and retain top executives, we need to provide them with compensation levels that reward their continued productive service. Annual incentive bonuses are primarily intended to motivate our executive officers to achieve specific strategies and operating objectives, although we believe they also help us to attract and retain top executives. Our long-term equity incentives are primarily intended to align executive officers’ long-term interests with stockholders’ long-term interests, although we believe they also play a role in helping us to attract and retain top executives. Annual bonuses is an element of our executive compensation program that is designed to reward performance and thus the creation of stockholder value.

We view our current executive compensation program as one in which the individual components combine together to create a total compensation package for each executive officer that we believe achieves our compensation objectives.

Compensation Program Elements

Our present executive officer compensation program is based on two components, which are designed to be consistent with our compensation philosophy: (1) base salary; and (2) annual incentive bonuses. We seek to position total compensation at or near the median levels of other companies in the same industry in Brazil. Base salary is determined by evaluation of individual responsibility and performance and aligned with Brazilian market.

Cash bonus is determined by evaluation of team accomplishment and individual’s sustained performance. The targets for assigning bonus consider financial parameters as well as the complying of strategic goals as acquisitions, mergers, brands expansion and others stated in the annual revision of the long term planning. We include specific weighing factors when measuring performance and generally conduct reviews annually.

Executive Officer Compensation

Base Salaries and Bonus

During 2011, we paid Mr. Bomeny a salary of R$359,796 or approximately $191,809. In addition, the Board of Directors awarded Mr. Bomeny a merit-based and performance bonus of approximately $35,403 during this time period.

Compensation Determination and Criteria

Mr. Bomeny’s compensation is determined substantially in conformity with the compensation philosophy discussed above and is applicable to all of our executive officers and management. Performance is measured against predefined financial, operational and strategic objectives.

In establishing Ricardo Bomeny’s base salary, our Compensation Committee, in consultation with our Board of Directors, took into account both corporate and individual achievements. Mr. Bomeny’s performance objectives included quantitative goals related to increasing revenues and earnings per share. His goals also included significant qualitative objectives such as evaluating expansion and acquisition opportunities and the attainment of specific cost-savings.

2011 Summary Compensation Table

The following table presents certain summary information concerning compensation earned for services rendered in all capacities by the individual who served as our Principal Executive Officer and Principal Financial Officer whose total annual salary and bonus exceeded $100,000 during the fiscal years ended December 31, 2011, 2010 and 2009.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Non-Equity Incentive Plan Compensation ($)[1]	All Other Compensation ($)	Total ($)
Ricardo Figueiredo Bomeny (Chief Executive Officer and Chief Financial Officer)	2011	191,809	35,403	—	—	—	227,212
	2010	203,313	35,078	—	—	—	238,391
	2009	169,000	84,000	—	—	—	253,000

Stock Option Grants and Exercises

There were no stock option grants issued by us to the Named Executive Officer during the year ended December 31, 2011. Our stock option plan was terminated in 2009 and we haven’t implemented a new program since then.

Option Exercises, Vesting of Stock in Last Fiscal Year and Fiscal Year-End Option Values

Our Named Executive Officer didn’t receive or exercise stock options, nor received any vested stock, during the year ended December 31, 2011.

[1]	Refers to compensation, such as merit-based bonuses, that are not part of any type of equity incentive plan, awarded to Named Executive Officers.

2011 Outstanding Equity Awards at Fiscal Year-End

There were no unexercised options and unvested restricted stock outstanding for the Named Executive Officer at December 31, 2011.

Executive Officer Employment Agreement

Ricardo Figueiredo Bomeny. We have an employment agreement, renewable each three years at our option, with Ricardo Figueiredo Bomeny, our Chief Executive Officer Chief Financial Officer. Under the agreement Mr. Bomeny also has the position of General Manager (“Diretor Superintendente”) of our wholly owned subsidiary BFFC do Brasil Ltda., a holding company that controls all of our activities and brands in Brazil, but is not additionally compensated for the position. In January 2012, Mr. Bomeny’s agreement was renewed for four years. His total salary was adjusted to R$40,000 per month or approximately $21,300 per month, plus an annual cash bonus of 1% of the Company’s EBITDA and a long-term cash bonus of up to R$3,000,000 or approximately $1,600,000 to be paid over four years, provided Mr. Bomeny meets certain specific performance objectives. Mr. Bomeny’s salary is in Brazilian Reais and is inflation-adjusted and can be altered through a Compensation Committee decision approved by the Board of Directors.

Our employment agreement with Mr. Bomeny provides that if we terminate his employment, other than for cause, following a change of control, or he voluntarily terminates such employment within 180 days subsequent to a change of control, we shall have to pay him an amount of money equal to 6 times his monthly salary.

Change of control is defined as either:

•	the acquisition by a person or group of persons acting in concert of 20% or more beneficial ownership of our Common Stock; or

•	the commencement or announcement of an intention to make a tender or exchange offer for 30% or more beneficial ownership of our Common Stock; or

•

the acquisition by a person or group of persons acting in concert of 10% or more beneficial ownership of our Common Stock, when such person’s ownership interest is deemed by our Board of Directors to have a material adverse impact on our business or prospects; or

•

the election or appointment of one or more individuals to our Board of Directors, which election or appointment results in a change in the majority compensation of the Board of Directors from that which existed on the date we entered into or renewed our employment agreement with Mr. Bomeny.

Post-Employment Compensation – Termination

The table below provides information regarding benefits payable to our Named Executive Officer upon the occurrence of his termination other than for cause assuming the specified event occurred on December 31, 2011.

Name	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Deferred Compensation Payment ($)	Total Compensation Payable ($)
Ricardo Figueiredo Bomeny	85,805	—	—	—	—	—	85,805

Director Compensation

Before 2005, our directors received no cash compensation for attending board meetings other than reimbursement of reasonable expenses incurred in attending such meetings. Through fiscal year 2004, we compensated our directors on an annual basis for their services through grants of options to acquire shares of our Common Stock, exercisable at the prevailing market price of our Common Stock on the respective grant dates, with the next such grants scheduled to be made on the date of the annual meeting. There was no pre-determined number of options annually granted to our directors. The quantity of options to be granted was defined every year by our Compensation Committee.

Beginning in 2005, our directors started to receive only cash compensation for attending board meetings. There is no pre-determined amount to be annually paid to our directors. Instead, the sum to be paid is defined every year by our Compensation Committee.

During the fiscal year ended December 31, 2011, our Compensation Committee, with the Board’s approval, awarded the Chairman of the Board, Mr. Pisano, an annual sum of R$144,000 or approximately $76,800 and each independent member of the Board an annual sum of R$48,000, or approximately $25,600. During the fiscal year ended December 31, 2011, the aggregate amount paid to all members of the Board totaled R$392,000, or approximately $209,000. No equity-based compensation was paid to our directors in 2011.

Director Compensation as of December 31, 2011

The following table shows the compensation earned by each of the seven individuals, including each of the five present members of our Board, who served as a director and who was not an executive officer during fiscal year 2011.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Total ($)
Guillermo Héctor Pisano (Chairman)	82,627	—	82,627
Gilberto Tomazoni	25,424	—	25,424
Gustavo Alberto Villela Filho	25,424	—	25,424
Marcos Rocha	25,208	—	25,208
Marcos Gouvêa de Souza	25,093	—	25,093
Alexandre Nunes	12,807	—	12,807
Lucio Montanini	25,424	—	25,424

Tax Considerations

Section 162(m) of the Internal Revenue Code (“Code”) generally limits the deductibility of compensation in excess of $1.0 million paid to the chief executive officer and the four most highly compensated officers. Certain performance-based compensation is excluded by Section 162(m)(4)(C) of the Code in determining whether the $1.0 million cap applies. Currently, the total compensation, including salary, bonuses and excludable stock options for any of the Named Executive Officers does not exceed this limit. If, in the future, this regulation becomes applicable to us, our Board of Directors will not necessarily limit executive compensation to that which is deductible, but will consider alternatives to preserving the deductibility of compensation payments and benefits to the extent consistent with its overall compensation objectives and philosophy.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Since January 1, 2011, the company has not entered into any transaction with related parties that is required to be disclosed under Item 404(a) of Regulation S-K.

Transactions with related parties, including, but not limited to, members of the Board of Directors, are closely monitored by management and are reviewed and approved by our Audit Committee and Board of Directors. In the event a transaction with a member of the Board or an executive officer is contemplated, the director or executive officer having a beneficial interest in the transaction is not allowed to participate in the decision-making and approval process. The policies and procedures surrounding the review, approval or ratification of related party transactions are not in writing; nevertheless, such reviews, approvals and ratifications of related party transactions are documented in the minutes of the meetings of the Board of Directors.

AUDIT COMMITTEE REPORT

Our Audit Committee oversees our financial reporting process on behalf of our Board of Directors. Our management has primary responsibility for the financial statements and reporting process, including our systems of internal controls. The Audit Committee operates under the following principles:

•

The Audit Committee is charged with monitoring the preparation of quarterly and annual financial reports by our management, including discussions with our management and our outside auditors about draft annual financial statements and key accounting and reporting matters;

•

The Audit Committee is responsible for matters concerning our relationship with our outside auditor, including recommending their appointment or removal; reviewing the scope of their audit services and related fees (including the pre-approval of audit and non-audit services provided by our auditor), as well as any other services being provided to us; and determining whether the outside auditors are independent (based in part on the annual letter provided to us pursuant to Independent Standards Board Standard No. 1); and

•

The Audit Committee oversees our management’s implementation of effective systems of internal controls, including review of policies relating to legal and regulatory compliance, ethics and conflicts of interests.

The Audit Committee has implemented procedures to ensure that during the course of each fiscal year it devotes the attention that it deems necessary or appropriate to each of the matters assigned to it.

In overseeing the preparation of our financial statements, the Audit Committee met with both our management and our outside auditors to review and discuss all financial statements prior to their issuance and to discuss significant accounting issues. Our management advised the Audit Committee that all financial statements were prepared in accordance with United States generally accepted accounting principles, and the Audit Committee discussed the statements with both management and outside auditors of matters required to be discussed pursuant to Statement on Auditing Standards No. 61, as amended (Communication with Audit Committee).

In April 2011 BDO Trevisan Auditores Independentes (“BDO”) announced that the company was acquired by KPMG Auditores Independentes (“KPMG”). KPMG subsequently succeeded as our independent registered public accounting firm. With KPMG, the Audit Committee discussed, among other things, matters relating to auditor independence, including the disclosures made to the committee as required by the Independence Standards Board Standard No. 1 (Discussions with Audit Committee).

On the basis of these reviews and discussions, the Audit Committee recommended to our Board of Directors that it approve the inclusion of our audited financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011 for filing with the SEC.

The Audit Committee has reviewed and discussed the audited consolidated financial statements for the fiscal year ended December 31, 2011 with management and KPMG.

Submitted by the Audit Committee of the Board of Directors

Guillermo Héctor Pisano

Marcos Rocha

Audit and Related Fees

BDO activities in Brazil were acquired by KPMG in April 2011. The aggregate fees billed to the Company by our principal audit firm BDO in 2010 and KPMG in 2011 are as follows:

Audit Fees: The aggregate audit fees for professional services rendered by our external auditors in connection with the independent auditors’ (i) audits our consolidated annual financial statements included in our annual report on Form 10-K and (ii) reviews of our consolidated quarterly financial statements included in our quarterly reports on Form 10-Q, amounted to approximately $282,389 paid to BDO for the fiscal year ended December 2010 and approximately $211,700 paid to KPMG for the fiscal year ended December 31, 2011.

Audit-Related Fees: There were no fees paid to KPMG or BDO for audit-related services for the fiscal years ended December 31, 2010 and 2011.

Tax Fees: There were no fees paid to KPMG or BDO for tax related services or the preparation of tax returns for the fiscal years ended December 31, 2010 or 2011.

All Other Fees: We paid $26,842 to Mr. Lucio Montanini for consulting services rendered to the Audit Committee in the fiscal year ended December 2010 and $10,700 in the fiscal year ended December 2011.

Pre-Approval Policies and Procedures for Audit and Permitted Non-Audit Services

The Audit Committee will consider on a case-by-case basis, and, if appropriate, approve all audit and non-audit services to be provided by the Company’s independent registered public accounting firm. Alternatively, the Audit Committee may adopt a policy for pre-approval of audit and permitted non-audit services by the independent registered public accounting firm. In 2010 and 2011, all audit-related services, tax services, and other services were approved by the Audit Committee, which concluded that the provision of such services by KPMG or BDO was compatible with the maintenance of that firm’s independence in the conduct of its audit functions. Tax services in the United States are outsourced. Our tax firm is Morrison, Brown, Argiz & Farra LLP, Certified Public Accountants & Consultants, from Miami, Florida.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors, as well as those persons who own more than 10% of our Common Stock, to file reports of ownership and changes in ownership with the SEC. These persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. To our knowledge, based solely on our review of the copies of such forms, or written representations from certain reporting persons that no such forms were required, we believe that during the fiscal year ended December 31, 2011, all filing requirements applicable to our officers, directors and greater than 10% owners of our Common Stock were met, with the exception of one Form 4 filing for Mr. Jose Ricardo Bosquet Bomeny, which was belatedly amended in 2011.

Code of Ethics

We expect that the standards set forth in our Code of Ethics, which are applicable to our executive officers, directors and employees, will help us promote honest and ethical conduct, full, fair, accurate, timely and understandable disclosure, and compliance with applicable governmental rules and regulations. We will provide to any person without charge, upon written request, a copy of such Code of Ethics. Requests for copies should be sent to: Brazil Fast Food Corp., Rua Voluntários da Pátria,89, 9°. andar – Botafogo CEP 22.270-010, Rio de Janerio, Brazil.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of June 29, 2012 with respect to the beneficial ownership of our Common Stock by: (i) each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock; (ii) each of our Named Executive Officers and directors; and (iii) all executive officers and directors as a group.

As of June 29, 2012, the total number of our shares outstanding was 8,129,437. Unless otherwise indicated by footnote, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

Name(2)	Number of Shares Beneficially Owned(3)		Percent of Common Stock Beneficially Owned(4)
Directors and Executive Officers
Ricardo Figueiredo Bomeny	250,000	(5)	3.08%
Guillermo Pisano	8,750		*
Marcos Rocha	1,539		*
Gilberto Tomazoni	0		*
Gustavo Alberto Villela Filho	0		*
Marcos Gouvêa de Souza	0		*
All directors and executive officers as a group (6 persons)	260,289		3.20%

5% Holders
Rômulo B. Fonseca	2,811,532	(5)(6)	34.58%
José Ricardo B. Bomeny	1,817,765	(5)(7)	22.36%
Mexford Resources	830,000		10.21%

*	Less than one percent.
[2]	Unless otherwise noted, the business address of each of the following is Rua Voluntários da Pátria, 89, 9°. andar – Botafogo CEP 22.270-010, Rio de Janerio, Brazil.
[3]	Includes shares of common stock which the person has the right to acquire within 60 days of June 29, 2012.
[4]	Calculated in accordance with Rule 13d-3 under the Exchange Act, and based on 8,129,437 shares issued and outstanding at the close of business on June 29, 2012.
[5]

Pursuant to a Shareholders’ and Voting Trust Agreement (the “Agreement”), entered into on December 22, 2010, between Ricardo Figueiredo Bomeny, Jose Ricardo Bosquet Bomeny, Romulo Borges Fonseca and Gustavo Figueiredo Bomeny (collectively, the “Voting Shareholders”), and our Company, this individual belongs to a voting block of shares of our common stock which presently consists of an aggregate of 5,138,047 shares, or 63.2% of the total common stock beneficially owned, but may include securities convertible into shares of common stock which are acquired by the Voting Shareholders in the future. In accordance with the Agreement, the manner of voting the shares as a block must be approved by unanimous consent of all Voting Shareholders. Each Voting Shareholder has a right of first refusal to acquire any of the securities that partly constitute the voting block that any other given Voting Shareholder wishes to dispose of, which may be exercised within thirty (30) days from the date of receipt of a written offering notice from the offering Voting Shareholder. The term of the Agreement is three (3) years and is set to expire on December 22, 2013.

[6]	Consists of 2,636,532 shares of common stock owned directly and 175,000 shares held indirectly through CCC Empreendimentos Participacoes Ltd., of which Mr. Fonseca is a principal.
[7]

Consists of 1,387,501 shares of common stock directly owned, 100,000 shares held indirectly through Big Burger Lanchonetes Ltda., of which Mr. Bomeny is a principal, and 330,264 shares held indirectly through Alpha Centauri Ventures, Inc., of which Mr. Bomeny is a principal.

STOCKHOLDER PROPOSAL DEADLINE AND NOMINATIONS

All stockholder proposals to be considered for inclusion in the proxy materials for our 2013 Annual Meeting must be submitted in writing to Brazil Fast Food Corp., Attention: Lilianne Bastos de Sá Borges, Rua Voluntários da Pátria, 89, 9° andar - Botafogo, CEP 22.270-010, Rio de Janeiro, Brazil prior to February 13, 2013. Such proposals should be sent by certified or regular mail.

We must receive notice of any stockholder proposal to be submitted at the 2013 Annual Meeting of Stockholders (but not required to be included in our proxy statement) by February 13, 2013, or such proposal will be considered untimely pursuant to Rule 14a-4 and 14a-5(e) under the Securities Exchange Act of 1934, as amended, and the persons named in the proxies solicited by management may exercise discretionary voting authority with respect to such proposal.

HOUSEHOLDING

Regulations regarding the delivery of copies of proxy materials and annual reports to stockholders permit us, banks, brokerage firms and other nominees to send one annual report and proxy statement to multiple stockholders who share the same address under certain circumstances. This practice is known as “householding.” Stockholders who hold their shares through a bank, broker or other nominee may have consented to reducing the number of copies of materials delivered to their address. In the event that a stockholder wishes to revoke a “householding” consent previously provided to a bank, broker or other nominee, the stockholder must contact the bank, broker or other nominee, as applicable, to revoke such consent. If a stockholder wishes to receive a separate proxy statement or Annual Report for this year, we will promptly deliver a separate copy to such stockholder that contacts us by mail at Brazil Fast Food Corp., Rua Voluntários da Pátria, 89, 9° andar - Botafogo, CEP 22.270-010, Rio de Janeiro, Brazil.

Any stockholders of record sharing an address who now receive multiple copies of our annual reports and proxy statements and who wish to receive only one copy of these materials per household in the future should contact our Investor Relations group by mail at the address above. Any stockholders sharing an address whose shares of common stock are held by a bank, broker or other nominee who now receive multiple copies of our annual reports and proxy statements, and who wish to receive only one copy of these materials per household, should contact the bank, broker or other nominee to request that only one set of these materials be delivered in the future.

OTHER MATTERS

In addition to administrating the process of voting on the reelection of the director nominees, at our 2012 Annual Meeting our management will present a review of our progress and operations.

Management does not intend to present any other items of business and knows of no other matters that will be brought before the 2012 Annual Meeting. However, if any additional matters are properly brought before the 2012 Annual Meeting, the persons named in the enclosed proxy shall vote the proxies in their discretion in the manner they believe to be in the best interest of our Company. We have prepared the accompanying form of proxy at the direction of the Board of Directors and have provided it to you at the request of the Board of Directors. The Board of Directors has designated the proxies named therein.

THE COMPANY’S ANNUAL REPORT FOR THE FISCAL YEAR ENDED DECEMBER 31, 2011, INCLUDING FINANCIAL STATEMENTS, IS BEING MAILED TO STOCKHOLDERS WITH THIS PROXY STATEMENT. A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR 2011 FILED WITH THE COMMISSION, EXCLUDING EXHIBITS, MAY BE OBTAINED WITHOUT CHARGE BY WRITING TO OUR COMPANY AT BRAZIL FAST FOOD CORP., ATTENTION: LILIANNE BASTOS DE SÁ BORGES, RUA VOLUNTARIOS DE PATRIA, 89, 9. ANDAR BOTAFAGO, CEP 22.270-010, RIO DE JANEIRO, BRAZIL.

BRAZIL FAST FOOD CORP. RUA VOLUNTARIOS DA PATRIA 89-9 ANDAR

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

RIO DE JANEIRO, RJ 22270-010 BRAZIL

ELECTRONIC DELIVERY OF FuTuRE PROXY MATERIALS

If you would like to reduce the costs incurred by Brazil Fast Food Corp. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE- 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
M48553-P29060 KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

BRAZIL FAST FOOD CORP. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE LISTED DIRECTOR NOMINEES.			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
1.	The reelection as directors of all nominees listed (except as marked to the contrary at the right.)
Nominees:
01) Guillermo Héctor Pisano
02) Gilberto Tomazoni
03) Gustavo Alberto Villela Filho
04) Marcos Gouvêa de Souza
05) Marcos Rocha

The undersigned acknowledges receipt from Brazil Fast Food Corp., prior to the execution of this proxy, of a Notice of Annual Meeting of Stockholders and the accompanying Proxy Statement relating to the 2012 Annual Meeting.
PLEASE COMPLETE, DATE, SIGN, AND PROMPTLY MAIL THIS PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.
For address changes and/or comments, please check this box and write them on the back where indicated.
Mark box at right if you plan to attend the 2012 Annual Meeting.
			Yes	No

Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee, or guardian, please give your full title. If shares are held jointly, each holder may sign but only one signature is required.

	Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

M48554-P29060

REVOCABLE PROXY

BRAZIL FAST FOOD CORP.

2012 ANNuAL MEETING OF STOCKHOLDERS

AuGuST 15, 2012

9:00 A.M., LOCAL TIME, RIO DE JANEIRO, BRAZIL

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Guillermo Héctor Pisano to act as proxy with the full power to appoint his substitute, and hereby authorizes him to represent and vote, as designated on the reverse side hereof, all the shares of Common Stock of Brazil Fast Food Corp. (the “Company”) held of record by the undersigned on June 29, 2012 at the Annual Meeting of Stockholders to be held on August 15, 2012, at 9:00 a.m. local time at Rua Voluntários da Pátria, 89, 9° andar - Botafogo, CEP 22.270-010, Rio de Janeiro, Brazil, or any adjournment or postponement thereof.

This proxy is revocable and will be voted as directed, but if no instructions are specified on an executed proxy that is returned, then this proxy will be voted “FOR” the proposal listed. If any other business is presented at the 2012 Annual Meeting, including whether or not to adjourn the meeting, this proxy will be voted by the person(s) named in this proxy in his best judgment. At the present time, the Board of Directors knows of no other business to be presented at the 2012 Annual Meeting.

PLEASE VOTE, DATE, AND SIGN THIS PROXY ON THE OTHER SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

Indicate Change of Address/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side